Exhibit 16

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that the undersigned officers and/or trustees of Blackstone Private Credit Fund, a Delaware statutory trust (the “Company’’), do hereby constitute and appoint each of Brad Marshall, Jonathan Bock, Carlos Whitaker, Teddy Desloge, Katherine Rubenstein, Matthew Alcide, William Renahan and Oran Ebel as his or her true and lawful attorneys and agents, with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officers and/or trustees, (i) a registration statement on Form N-14 of the Company, including any pre-effective amendments and/or any post-effective amendments thereto, and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Company or the registration or offering of the Company’s common shares, preferred shares, debt securities, warrants, subscription rights and units, granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises, and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents or (ii) any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by the undersigned.

IN WITNESS WHEREOF, I have executed this instrument as of the 14th day of February, 2024.

/s/ Brad Marshall Brad Marshall	Trustee, Chairperson, and Co-Chief Executive Officer

/s/ Jonathan Bock Jonathan Bock	Co-Chief Executive Officer

/s/ Carlos Whitaker Carlos Whitaker	President

/s/ Teddy Desloge Teddy Desloge	Chief Financial Officer

/s/ Katherine Rubenstein Katherine Rubenstein	Chief Operating Officer

/s/ Matthew Alcide Matthew Alcide	Chief Accounting Officer and Treasurer

/s/ Oran Ebel Oran Ebel	Chief Legal Officer and Secretary

/s/ William Renahan William Renahan	Chief Compliance Officer

/s/ Vikrant Sawhney Vikrant Sawhney	Trustee

/s/ Michelle Greene Michelle Greene	Trustee

/s/ Robert Bass Robert Bass	Trustee

/s/ James F. Clark James F. Clark	Trustee

/s/ Tracy Collins Tracy Collins	Trustee

/s/ Vicki L. Fuller Vicki L. Fuller	Trustee